UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2018

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	0-50231	52-0883107	3900 Wisconsin Avenue, NW Washington, DC 20016	(800) 2FANNIE (800-232-6643)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 13, 2018, Antony Jenkins was elected to the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association). Mr. Jenkins was appointed to the Strategic Initiatives and Technology Committee and the Nominating and Corporate Governance Committee of the Board.
Mr. Jenkins, age 57, is the Founder and Executive Chair of 10x Future Technologies Limited, a company that is building a digital banking platform designed to redefine how banks operate and engage with customers. Mr. Jenkins was the Group Chief Executive Officer and a member of the Board of Directors of Barclays PLC from August 2012 to July 2015. He served as a member of the Group Executive Committee from November 2009 to July 2015. Prior to becoming Group Chief Executive Officer, Mr. Jenkins served in various other roles at Barclays, including as Chief Executive Officer for the Retail and Business Banking Division from November 2009 to August 2012, and Chief Executive Officer for Barclaycard Global Operations from January 2006 to November 2009. Mr. Jenkins served in various roles at Citigroup Inc. from 1989 to 2005, including as Executive Vice President for Citibrands, Executive Vice President for U.S. Hispanic, Global and Strategic Delivery SBU, Chief Executive Officer for eConsumer, and Chief Executive Officer for c2it, Citigroup’s Internet payment initiative. Mr. Jenkins currently serves as Group Chairman of the Board of Directors of Currencies Direct Ltd. and as a member of the Board of Directors of Blockchain Luxembourg SA. Mr. Jenkins also serves as Chair for the Institute for Apprenticeships and is a member of the Financial Innovation Standing Committee of the Consultative Working Group of the European Securities and Markets Authority (ESMA). Mr. Jenkins served as a member of Fannie Mae’s Digital Advisory Council from February 2017 to June 2018.
Mr. Jenkins will be paid compensation as a director as described in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 24, 2008, which description is incorporated herein by reference. Fannie Mae is entering into an indemnification agreement with Mr. Jenkins, the form of which was filed as Exhibit 10.2 to Fannie Mae’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on February 17, 2017.
Based on its review of the relevant facts and circumstances, Fannie Mae’s Board determined that Mr. Jenkins will serve as an independent director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Timothy J. Mayopoulos
Timothy J. Mayopoulos President and Chief Executive Officer

Date: July 16, 2018